UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2019, Helios and Matheson Analytics Inc. (the “Company” or “us” or “we”) entered into Stock Purchase Agreements (the “Purchase Agreements”) with certain institutional investors for the issuance and sale of securities in the aggregate gross offering price of $6,000,000.00 (the “Offering”), consisting of (A) 60,000 shares of Series B Preferred Stock, par value $0.01 per share (each, a “Preferred Share”), with each Preferred Share convertible into shares of the Company’s common stock, par value $0.01 per share, (B) Series F-1 Preferred Stock Purchase Warrants (each, a “Series F-1 Warrant”) to purchase an aggregate of 59,760 Preferred Shares and (C) Series F-2 Preferred Stock Purchase Warrants (each, a “Series F-2 Warrant” and, together with Series F-1 Warrants, collectively, “Warrants”) to purchase an aggregate of 60,240 Preferred Shares. The Preferred Shares, the Series F-1 Warrants and the Series F-2 Warrants have been issued separately but could only be purchased together in the Offering. The exercise price of the Warrants is $100.00 per Preferred Share. The Series F-1 Warrants will be exercisable at any time until the five-year anniversary of their issuance date. The Series F-2 Warrants will be exercisable at any time on or after the date on which we obtain stockholder approval for a reverse stock split or to increase our authorized common stock to allow for the reservation in full of all shares of common stock issuable upon conversion of the Preferred Shares issuable upon exercise of the Series F-2 Warrants, and until the five-year anniversary of the initial exercise date.

The closing of the Offering occurred on March 25, 2019. The Company intends to use the net proceeds of the Offering for working capital purposes for the Company and its subsidiaries; to redeem a portion of the Company’s outstanding non-convertible senior notes that we issued on October 4, 2018 and December 18, 2018; and to pay certain fees due to our placement agent and financial advisor and other transaction expenses. The Company estimates that the net proceeds from the Offering will be approximately $4.135 million, after deducting such fees and expenses, assuming no exercise of the Warrants.

Each Preferred Share is convertible at any time at the option of the holder into 16,667 shares of our common stock (the “Conversion Rate”), provided that the holder will be prohibited from converting Preferred Shares into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. The rights and privileges of Series B Preferred Stock are described in the Certificate of Designation of Series B Preferred Stock of the Company filed as Exhibit 3.1 to this Current Report and incorporated by reference herein.

Subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, Preferred Shares will rank pari passu on an as-converted to common stock basis with all of our common stock as to dividends, distributions of proceeds upon certain asset sales, mergers or consolidations and distributions of assets upon our liquidation, dissolution or winding up. Preferred Shares will be entitled to vote on an as-converted to common stock basis on all matters on which stockholders are generally entitled to vote (provided that no holder of Preferred Shares will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation). Additionally, the vote or written consent of holders of a majority of the outstanding Preferred Shares, voting separately as a single class, will be required for certain amendments to our certificate of incorporation.

The exercise price and number of Preferred Shares underlying the Warrants are subject to proportionate adjustment upon the issuance by the Company of stock dividends, stock splits, and similar proportionately applied changes affecting the Company’s outstanding Preferred Shares. In addition, the exercise price of the Warrants will be adjusted as follows:

●	until the date that the Company consummates more than $4 million of Dilutive Issuances (as described below), if we issue any shares of common stock, or securities convertible into, or exercisable or exchangeable for shares of common stock, at a price less than the then exercise price divided by the then Conversion Rate (the “Threshold Price”), which issuances we refer to as Dilutive Issuances, then the exercise price of the Warrants will automatically be reduced to an amount equal to the then exercise price multiplied by the quotient obtained by dividing the lower issuance price by the then Threshold Price, provided that the exercise price will not be lower than $0.01 in any event; and

●	if we complete a reverse or forward stock split or reclassification of our common stock, and during the five trading days following such reverse or forward stock split or reclassification, the market price (as calculated pursuant to the terms of the Warrants) is less than the exercise price in effect immediately before the reverse or forward stock split or reclassification divided by the Conversion Rate, the exercise price will automatically be reduced to an amount equal to the then exercise price multiplied by the quotient obtained by dividing the market price (as calculated pursuant to the terms of the Warrants) by the then Threshold Price, provided that the exercise price will not be lower than $0.01 in any event.

Holders of the Warrants will be entitled to any purchase rights granted to the common stock holders that the holders could have acquired upon exercise of the Warrants and conversion of the Preferred Shares underlying the Warrants. The Company shall not enter into any fundamental transaction unless the successor entity assumes the obligations of the Company under the Warrants. Holders of the Warrants will be entitled to participate in any dividends or other distribution of the Company’s assets declared or made to holders of the Company’s common stock that the holders would have received upon exercise of the Warrants and conversion of the Preferred Shares underlying the Warrants.

The securities sold in the Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2018 and subsequently declared effective on July 5, 2018 (File No. 333-226024). The Company has filed or will file a prospectus supplement with the SEC on March 26, 2019 in connection with the sale of the securities in the Offering.

Additionally, pursuant to the Purchase Agreements, we entered into amendments with holders of our outstanding Series C Common Stock Purchase Warrants and Series D Common Stock Purchase Warrants to purchase an aggregate of 666,666,668 shares of common stock, to reduce the exercise price of each such warrant from $0.0163 to $0.01 per share of common stock.

In connection with the Offering, the placement agent will receive (i) an aggregate fee equal to 8.0% of the gross proceeds received by the Company from the sale of the securities in the Offering (except in the case of one of the purchasers with respect to which the fee will be equal to 6.0% of the gross proceeds received from such purchaser), (ii) a management fee equal to 1.0% of the gross proceeds raised in the Offering, (iii) $85,000 for certain expenses, (iv) $10,000 for clearing expenses and (v) warrants to purchase Preferred Shares in an amount equal to 8.0% of the quotient obtained by dividing the gross proceeds raised in the Offering, or $6.0 million, by the combined offering purchase price of $100.00 (the “Placement Agent Warrants”). The Placement Agent Warrants will have substantially the same terms as the Series F-2 Warrants issued to the investors in the Offering, except that each Placement Agent Warrant will have an exercise price equal to $125.00 per Preferred Share, or 125% of the combined offering purchase price of $100.00, and will not contain any provisions for a downward adjustment to the exercise price in the event of a Dilutive Issuance or under certain circumstances following a reverse or forward stock split. Palladium Capital Advisors, LLC served as our financial advisor in connection with the Offering and will receive an advisory fee of $150,000.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to such Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreements, the Warrants, and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of such documents, forms of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report and are incorporated by reference herein.

All statements in this report that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use of words such as “believe,” “expect,” “may,” “will,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason, after the date of this report.

The legal opinion, including the related consent, of Greenberg Traurig, LLP is filed as Exhibit 5.1 and Exhibit 23.1 to this Current Report.

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required, the information included in Item 1.01 and 5.03 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendment to Certificate of Incorporation; Change in Fiscal Year.

On March 25, 2019, the Company filed a Certificate of Designation of Series B Preferred Stock in the State of Delaware to designate 200,000 shares of preferred stock as Series B Preferred Stock. The terms of the Series B Preferred Stock are set forth in the Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

The following is a description of the Series B Preferred Stock:

Rank and Liquidation Preference. Subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, our Series B Preferred Stock will rank pari passu on an as-converted to common stock basis with all of our common stock as to distributions of assets upon our liquidation, dissolution or winding up.

Conversion. Each Preferred Share is convertible into 16,667 shares of our common stock (the “Conversion Rate”); provided, that the holder will be prohibited from converting Preferred Shares into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 9.99% of the total number of shares of our common stock then issued and outstanding after giving effect to such conversion. However, upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the holder’s amount of ownership of outstanding shares of common stock after converting the holder’s Series B Preferred Stock to up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation.

Conversion Rate. The Conversion Rate for the Series B Preferred Stock is 16,667. The Conversion Rate is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the Conversion Rate.

Voting Rights. Holders of Preferred Shares will be entitled to vote on an as-converted to common stock basis on all matters on which stockholders are generally entitled to vote (provided that no holder of Preferred Shares will be entitled to such number of votes in excess of such holder’s beneficial ownership limitation as set forth in the Certificate of Designation). Additionally, the vote or written consent of holders of a majority of the outstanding Preferred Shares, voting separately as a single class, will be required to:

●	amend, alter or repeal any provision of our certificate of incorporation if such amendment, alteration or repeal would increase or decrease the aggregate number of authorized shares of the Series B Preferred Stock;

●	amend, alter or repeal any provision of our certificate of incorporation if such amendment, alteration or repeal would increase or decrease the par value of the Preferred Shares; or

●	amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the holders of the Preferred Shares so as to affect them adversely.

Dividends. Subject to the applicable law and the rights of the holders of any outstanding series of our preferred stock, the Preferred Shares will be entitled to receive dividends equal, on an as-converted to common stock basis, to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock.

Rights in Connection with Certain Fundamental Transactions. In the event of any merger or consolidation which results in 50% or more of the surviving entity being held by persons other than persons that, immediately prior to such merger or consolidation, owned 50% or more of our capital stock, subject to the rights of the holders of any outstanding series of our preferred stock, the Preferred Shares will be entitled to receive consideration from such merger or consolidation equal, on an as-converted to common stock basis, to and in the same form as consideration actually paid on shares of common stock.

In the event of any sale, lease or exchange of all or substantially all of our property and assets, subject to the rights of the holders of any outstanding series of our preferred stock, the Preferred Shares will be entitled to receive cash consideration from such sale, lease or exchange equal, on an as-converted to common stock basis, to the consideration actually paid on shares of common stock.

Repurchase. Following payment of the amounts payable to the Series B Preferred Stock in connection with a sale, lease or exchange described above, we may, at our election, repurchase each outstanding Preferred Shares for a repurchase price of $0.0001 per share.

Subsequent Rights Offerings. Pursuant to the terms of the Purchase Agreements, if we grant, issue or sell any shares of our common stock, or any securities that would entitle the holder thereof to acquire shares of our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our common stock (collectively, “Purchase Rights”), then each holder of Preferred Shares will be entitled to acquire the aggregate number of Purchase Rights that the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the holder’s Preferred Shares (without regard to any limitations on conversion thereof, including without limitation, any beneficial ownership limitations set forth in the Certificate of Designation). However, if the holder’s ownership of the Purchase Rights would result in the holder exceeding the beneficial ownership limitations set forth in the Certificate of Designation, then the holder will not be entitled to the Purchase Rights, and the Purchase Rights will be held in abeyance until the Purchase Right would not result in the holder exceeding the beneficial ownership limitation.

Distributions. Pursuant to the terms of the Purchase Agreements, if we declare or make a dividend or other distribution of our assets to holders of shares of our common stock, then the holders of Preferred Shares will be entitled to participate in the distribution to the same extent that a holder would have participated therein if the holder had held the number of shares of our common stock that the holder could have acquired if the holder had held the number of shares of common stock issuable upon conversion of the holder’s Preferred Shares (without regard to any limitations on conversion thereof, including without limitation, any beneficial ownership limitations set forth in the Certificate of Designation). However, if the holder’s right to participate in any distribution would result in the holder exceeding the beneficial ownership limitations set forth in the Certificate of Designation, then the holder will not be entitled to participate in that portion of the distribution, and that portion of the distribution will be held in abeyance for the benefit of the holder until its right to the distribution would not result in the holder exceeding the beneficial ownership limitation.

Rights as a Stockholder. Except as otherwise provided in the Certificate of Designation, or by virtue of such holder’s ownership of shares of our common stock, the holders of Preferred Shares do not have the rights or privileges of holders of shares of our common stock, until they convert their Preferred Shares.

Amendments. Certain terms of the Series B Preferred Stock may be amended or modified with the vote or written consent of the holders of a majority of the then-outstanding Preferred Shares.

Fractional Shares. No fractional shares of our common stock will be issued in connection with the conversion of Preferred Shares. In lieu of fractional shares of our common stock, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the Conversion Rate or round up to the next whole share.

The foregoing description of the Series B Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation of the Series B Preferred Stock and the Purchase Agreements, which are filed as Exhibits 3.1 and 10.1, respectively, to this Current Report and are incorporated by reference herein.

Item 8.01	Other Events.

On March 26, 2019, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation
4.1	Form of Series F-1 Warrant and Series F-2 Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Greenberg Traurig, LLP
10.1	Form of Securities Purchase Agreement, dated as of March 25, 2019, among the Company and certain purchasers set forth in the signature pages thereto
23.1	Consent of Greenberg Traurig, LLP (incorporated in Exhibit 5.1)
99.1	Press Release dated March 26, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2019

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth Title: Chief Executive Officer